Exhibit 99.1

Soluna Expands Partnership With Blockware, Adding 6 MW at Project Dorothy 1

Deployment began in January and is expected to be completed by the end of February

ALBANY, NY, February 17, 2026 – Soluna Holdings, Inc. (“Soluna” or the “Company”) (NASDAQ: SLNH), a developer of green data centers for intensive computing applications, including Bitcoin mining and AI, today announced the expansion of its partnership with Blockware, adding an additional six megawatts of capacity at Soluna’s Dorothy 1 site in west Texas.

This marks the third expansion of the partnership between Soluna and Blockware, reflecting the continued growth of Blockware’s operations and its commitment to scale alongside Soluna within an existing project. The expansion comes as a result of Soluna’s ability to support customer growth through flexible, capital-efficient infrastructure at renewable-powered sites. Deployment of the additional capacity began in January and is expected to be completed by the end of February.

“Repeat expansions like this are a strong signal that our model is working,” said John Belizaire, CEO of Soluna. “Blockware has continued to grow with us over time, and that kind of long-term alignment reflects the reliability of our infrastructure, our operational execution, and our ability to scale alongside customers as their needs evolve.”

The expansion builds on Soluna’s existing relationship with Blockware at Project Dorothy, where Soluna delivers behind-the-meter digital infrastructure designed to convert surplus renewable energy into productive computing. By expanding within an established site, Soluna can support customer growth efficiently while maintaining disciplined capital deployment.

“As we scale, maintaining strong uptime and operational reliability becomes increasingly important,” said Mason Jappa, CEO of Blockware. “We partner with teams that are singularly focused on delivering best-in-class data center operations. Soluna has consistently provided dependable infrastructure, rapid deployment, and a renewable-powered environment that supports long-term performance. That operational track record is why we continue to expand our partnership.”

Project Dorothy is part of Soluna’s 1 GW+ pipeline of renewable-first data centers designed to support high-performance computing workloads while helping stabilize the grid by utilizing energy that might otherwise be curtailed.

For more information about Soluna and its projects, visit solunacomputing.com.

Safe Harbor Statement by Soluna

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include all statements, other than statements of historical fact, regarding Soluna’s expectations with respect to the deployment timeline of the additional capacity at Project Dorothy 1, and other statements that are predictive in nature. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident,” and similar statements. Soluna may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission (“SEC”), in its annual report to shareholders, in press releases and other written materials, and in oral statements made by its officers, directors, or employees to third parties. Statements that are not historical facts, including but not limited to statements about Soluna’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, further information regarding which is included in the Company’s filings with the SEC. All information provided in this press release is as of the date of the press release, and Soluna undertakes no duty to update such information, except as required under applicable law.

About Soluna Holdings, Inc. (Nasdaq: SLNH)

Soluna is on a mission to make renewable energy a global superpower, using computing as a catalyst. The Company designs, develops, and operates digital infrastructure that transforms surplus renewable energy into global computing resources. Soluna’s pioneering data centers are strategically co-located with wind, solar, or hydroelectric power plants to support high-performance computing applications, including Bitcoin Mining, Generative AI, and other compute-intensive applications. Soluna’s proprietary software MaestroOS(™) helps energize a greener grid while delivering cost-effective and sustainable computing solutions and superior returns. To learn more, visit solunacomputing.com and follow us on:

●	LinkedIn: https://www.linkedin.com/company/solunaholdings/
●	X (formerly Twitter): x.com/solunaholdings
●	YouTube: youtube.com/c/solunacomputing
●	Newsletter: bit.ly/solunasubscribe
●	Resource Center: solunacomputing.com/resources

Soluna regularly posts important information on its website and encourages investors and potential investors to consult the Soluna investor relations and investor resources sections of its website regularly.

About Blockware

Blockware Solutions, LLC (“BWS”) is an American company specializing in blockchain infrastructure and cryptocurrency mining services. Founded in 2017 and headquartered in Houston, Texas, Blockware Solutions provides comprehensive solutions, including mining hardware sales, secure data center hosting, and blockchain investment advisory services. The company also operates a large-scale network of mining farms and contributes to the decentralization of the Bitcoin network. Leveraging its technical expertise and commitment to transparency, Blockware helps individuals and institutions grow their digital asset businesses. For more information, visit www.blockwaresolutions.com.

Contact

Public Relations

West of Fairfax for Soluna

Soluna@westof.co